EMPLOYEE SOLUTIONS, INC.

                                  EXHIBIT 21.1
                                       TO
                               REPORT ON FORM 10-K
                      FOR THE YEAR ENDED DECEMBER 31, 1998


                                                       STATE            DATE
    CORPORATION NAME                                INCORPORATED    INCORPORATED
    ----------------                                ------------    ------------
Camelback Insurance, Ltd.                              Bermuda        8/24/94
E.R.C. of Indiana, Inc.                                Indiana       10/23/87
Employee Resources Corporation                         Indiana        8/25/95
Employee Solutions - Ohio, Inc.                        Indiana       12/28/90
Employee Solutions of Alabama, Inc.                    Alabama         7/1/93
Employee Solutions of California, Inc.                  Nevada         5/3/96
Employee Solutions of Texas, Inc.                        Texas       10/24/91
Employee Solutions-East, Inc.                          Georgia        6/24/94
Employee Solutions-Midwest, Inc.                      Michigan         5/8/91
Employee Solutions-North America, Inc.                Delaware       12/17/91
Employee Solutions-Southeast, Inc.                     Florida        1/16/85
ERC of Minn, Inc.                                    Minnesota         1/2/97
ERC of Ohio, Inc.                                     Michigan         5/8/91
ESI - Nevada Holding Co.                                Nevada        7/10/98
ESI America, Inc.                                       Nevada        10/2/95
ESI Risk Management Agency, Inc.                       Arizona        10/2/95
ESI-Midwest, Inc.                                       Nevada        5/14/96
ESI-New York, Inc.                                     Arizona        12/9/97
Fidelity Resources Corporation                        Oklahoma        12/1/98
Logistics Personnel Corp.                               Nevada         9/8/95
Phoenix Capital Management, Inc.                       Indiana       12/23/90
Talent, Entertainment And Media Services, Inc.        Delaware        1/10/96
TEAM Benefits Corp.                                   Delaware        3/12/98
TEAM Tours, Inc.                                       Arizona       12/30/98